Exhibit 32.2

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Alicia Borst Derrah, the Vice President, Accounting Officer and principal financial officer of Man Investments (USA) Corp., the Managing Member of Man-AHL 130, LLC (“Man-AHL 130”), certify that (i) the Quarterly Report of Man-AHL 130 on Form 10-Q for the period ending September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Man-AHL 130.

Date:  November 16, 2009

/s/ Alicia Borst Derrah
Alicia Borst Derrah
                        Director, Vice President, Chief Financial Officer and Secretary

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